Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Michelle	Swan
Borland	Software Corporation
408-863-2962
Michelle.Swan@borland.com

Borland to Acquire Software Quality Company, Segue Software;

Announces Plan to Divest IDE Product Lines

Company sets course for accelerating execution of its Software Delivery Optimization vision

CUPERTINO, Calif., — Feb 8, 2006 — Borland Software Corporation (NASDAQ NM: BORL), today announced aggressive plans to drive its Application Lifecycle Management (ALM) business forward. As part of that plan, Borland has agreed to buy Segue Software Inc. (NASDAQ CM: SEGU), the Massachusetts-based provider of global software quality and testing solutions. In addition, Borland announced plans to seek a buyer for the portion of its business associated with the Integrated Development Environment (IDE), including the award-winning Borland Developer Studio (Delphi®, C++Builder® and C#Builder®) and JBuilder® product lines.

Both actions are significant milestones in Borland’s strategy to secure leadership in the growing ALM sector and expand its ability to offer organizations solutions that make software delivery a more predictable and manageable business process.

“Segue’s quality optimization products and services will add significantly to our growing portfolio of application lifecycle management solutions,” said Tod Nielsen, Borland president and chief executive officer. “This is a natural extension of our focus to expand beyond development and into software delivery, helping companies increase business value through successful software initiatives.”

Nielsen continued: “The decision to expand our emphasis on ALM, and at the same time enable our IDE business to get the attention it deserves, enables us to do what’s right for our business, what’s right for our customers, and what’s right for the future of software development.”

Borland and Segue have entered into a definitive merger agreement in which Borland would acquire Segue in a one-step merger transaction for $8.67 per share in cash, and anticipates the transaction to close in the second calendar quarter. Concurrently with the execution of the merger agreement, Borland entered into voting agreements with certain significant Segue shareholders who own an aggregate of 21.5% of Segue’s outstanding shares and who have agreed to support the transaction.

The transaction is valued at approximately $100 million and will be funded with existing cash on hand.

Borland’s Solution-Oriented Approach to Improving Software Delivery Processes

Borland’s ALM solutions play a critical role in helping enterprises manage the complexity of software development and delivery, by providing business, development and operational teams with increased visibility and control over all phases of the software lifecycle. This is especially crucial for large enterprises working within heterogeneous and distributed environments. IDC forecasts the ALM market to grow to $3.3 billion in 2009, achieving a 9.2% compound annual growth rate (CAGR) for 2004–20091.

Over the past three years, Borland has built out its ALM portfolio to include products and services for project and portfolio management, demand management, requirements management, software configuration and change management and modeling, among other areas. In 2006, Borland intends to leverage these assets, its industry-leading process optimization and educational service offerings, and the expertise and technology it plans to acquire from Segue, to offer a series of packaged and personalized solutions that enable customers to improve the most critical process areas within software delivery. These areas of focus include:

•	IT Management and Governance
•	Requirements Definition and Management
•	Change Management
•	Lifecycle Quality Management

By increasing the maturity of these processes, companies can better manage complexity, while also mitigating the risk of external pressures such as compliance mandates, shifting business priorities and industry consolidation. Borland intends to roll out comprehensive solution offerings for each of the above mentioned processes throughout 2006. Each solution offering will be an integrated package of Borland’s ALM technology, process optimization services and skills training, all tailored to the customers’ unique needs and goals. This holistic and customized approach allows enterprises to more easily align people, process and technology so they can deliver quality software with maximum business value.

Borland and Segue Team on Lifecycle Quality Management

Segue Software, headquartered in Lexington, Mass., is an expert in delivering solutions to define, measure, manage and improve software quality throughout the entire application lifecycle. Upon completion of this acquisition, Segue will bring to Borland its comprehensive line of quality optimization and performance management products, a global team with deep understanding of the quality and testing space, and a significant customer base representing a wide range of industries and Fortune 100 companies.

[1]	IDC, “Worldwide Application Lifecycle Management Tools 2005-2009 Forecast,” March 2005

Segue’s software quality optimization solutions and industry expertise will further extend Borland’s leadership in the ALM space, complementing Borland’s existing product set and worldwide service offerings. Segue’s state-of-the-art Silk product line will also play a central role in Borland’s upcoming Lifecycle Quality Management Solution, which looks to infuse quality throughout the lifecycle, addressing the root cause of quality problems versus reacting to symptoms later in the process when they are more costly. Segue’s technology will also be a key element of future versions of Borland’s integrated ALM platform.

“Rarely do two companies share such a strong vision for transforming their industry,” said Joseph Krivickas, president and chief executive officer of Segue Software. “Borland and Segue have been partners for several years, helping our customers overcome the challenges that cause project failure and poor software quality. By bringing together our products and teams, we can help customers ensure higher standards of quality and service, while systematically reducing the costs associated with software quality issues.”

Borland Initiates Process to Divest IDE Product Lines

While organizations look to ALM solutions to improve team and organizational productivity, individual developers continue to demand more feature-rich tools that will help improve their own productivity. With this in mind, and the knowledge that developers play a pivotal role in the application lifecycle, Borland has continued to invest in its industry-leading development tools business in parallel with its ALM investments.

“Developers will always play an important role in the application lifecycle, but the ALM and IDE markets are very different - requiring distinct business models, different operational and marketing structures and a focused R&D team,” said Nielsen. “Both markets are important, but Borland can no longer give both the resources and attention they require. Therefore, Borland has chosen to focus wholly on its ALM business, while acting in the best interests of the development community. Our intention is to create a standalone business focused on advancing individual developer productivity.”

Borland has retained Bear, Stearns & Co. Inc. to manage the process of seeking a buyer for Borland’s IDE assets. To learn more about this announcement, please visit www.borland.com.

Borland will hold a conference call and simultaneous Webcast today to discuss recent announcements. This will take place on February 8, 2006 at 11:00 a.m. PST. To participate, please dial (866) 249-5225. To access the live Webcast, please visit the Investor Relations section of www.borland.com. A replay will be available approximately two hours after the conference call ends and will be available until February 23, 2006 at 12:00 a.m. PST. Please dial (800) 405-2236 or (303) 590-3000, with passcode 11050769 to access the replay. The archived Webcast will also be available on Borland’s website.

About Borland

Founded in 1983, Borland Software Corporation (NASDAQ: BORL) is the global leader in Software Delivery Optimization. The company provides the software and services that align the people, processes and technology required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit: www.borland.com.

Borland, Delphi, C++Builder, C#Builder, JBuilder and all other Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

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Safe Harbor Statement

This release contains “forward-looking statements” as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbors created by such laws. All statements that are not historical are forward-looking. Such forward-looking statements include statements regarding Borland’s strategic focus, near-term and long-term outlook, anticipated financial performance in the coming quarter, benefits and synergies of the proposed acquisition of Segue Software, Inc., the growth of the ALM market and Borland’s ALM solutions, future product offerings by the combined company and Borland’s plan to seek a buyer of its business dedicated to the Integrated Developer Environment (IDE) (including the Delphi, C++Builder, C#Builder and JBuilder product lines). Actual results could differ materially from those contained in the forward-looking statements and are based on current expectations that involve a number of risks and uncertainties, including, but not limited to, the receipt and timing of regulatory approvals for the proposed acquisition; the possibility that the acquisition will not close; the reaction of customers to the acquisition; the reaction by competitors to the proposed acquisition and the potential for increased pricing pressure by such competitors; Borland’s ability to successfully integrate Segue’s operations and employees; costs associated with the acquisition and Borland’s ability to manage its expenses following the closing; the Company’s reduced cash position following the acquisition; the results of our exploration of the sale of Borland’s IDE product lines; diversion of management attention from other business concerns due to the proposed transactions; undisclosed or unanticipated liabilities and risks resulting from the proposed transactions; our ability to sell multi-product solutions for the application development lifecycle; the effects of a longer sales cycle as we increase our focus on larger enterprise customers; market acceptance and adoption of our products and services including our enterprise software development solutions; our ability to enhance the quality and scalability of our products to meet the needs of our customers; our ability to retain key personnel and hire new leaders to support our business transition; and general industry trends, general economic factors and capital market conditions. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from http://www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Information contained in our website is not incorporated by reference in, or made part of this press release.